Exhibit 10.3

Equity Transfer Agreement

Holder: Chun Lu (hereinafter “Party A”)

ID Card No.: 330123197403015038

Permanent Address: New Bridge Industrial Park, Jingyang, Jingde Country, Anhui

Tel.:0563-8023488

Transferee: Tec Technology Ltd. (hereinafter “Party B”)

Registered Address: 11th Floor International Center, 151 Gloucester Road, Wan Chai, HK

Tel.: 00852-25832400

Legal Representative: WONG HUA PENG PHILIP

Title:       Director                Nationality:        Singapore

The agreement was signed by Party A and Party B on the issue of Anhui Tec Tower Ltd. (hereinafter “Tec Tower”) stock transfer on February 22, 2010 in Jingde Country, Anhui.

Upon friendly consultation, equality and mutual benefit, Party A and Party B enter into the agreements as follows:

I Share Transfer Pricing and Payment

(I )Party A agrees to transfer its holding 100% shares of Tec Tower to Party B in the value of RMB 6,435,100 (or in the equivalent value by a foreign currency with the exchange rate on the payment day); Party B agrees to purchase the said shares in this price and amount, or make capital contribution in an equivalent amount.

(II) Party B agrees to pay Party A the above-mentioned amount in one-time in full within 30 working days upon meeting the following conditions:

1.	Both parties have signed this agreement;

2.	This equity transfer agreement has been approved by the relevant business departments of the People's Republic of China.

3.	The local Industrial and commercial administrative department where Tec Tower is administered has finished changing business registration procedures.

II Guarantee

Party A should guarantee that the transferred shares to Party B is Party A’s true assets in Tec Tower. Party A enjoys the right of legal share ownership and the right of complete disposition. Party A shall ensure no mortgage, pledge or guarantee of the transferred shares. After the transfer, Party A’s original rights and obligations based on the said shares will transfer to Party B along.

III Profit and Loss Sharing

Party A agrees to assist Party B to handle shareholding change in registration after the signing of this agreement. Since the procedures of share ownership change has finished, Party B shall become the shareholder of Tec Tower, sharing the loss and profit according to the proportion of investments and articles of association.

IV Expenses and Procedure Handling

Party B shall bear all the costs relating to share transfer under this agreement.

V Contract Change and Termination

This agreement may be changed or terminated, but must be signed by both parties in writing, in the cases of:

1.	Unfulfillment of this agreement due to force majeure or external factors which can not be prevented with no fault of any party;

2.	Loss of ability of one party to the actual performance;

3.	that one party has seriously affected the economic interests of the observant party, which leads to fulfill this agreement unnecessarily;

4.	that both parties consent to the change or termination of this agreement upon negotiation because of circumstance changes.

VI Settlement of Disputes

1.	The disputes related with the validity, performance, breach and discharge of this agreement should be settled through friendly consultations by both parties.

2.	In case the agreement cannot be reached, any party may summit the dispute to the court that has the jurisdiction over the matter.

VII Effectiveness of Contract

The contract will come into force after signed and sealed by both parties and ratified by the related business departments of the People's Republic of China.

VIII Supplementary Articles

The contract is in sextuplicate. Party A and Party B each holds one copy hereof, Tec Tower files one copy, and the others will be submitted to the commercial department and industry and commerce administration authorities. All of the copies are considered as originals and of the same effect.

Party A (Authorized Signature):	/s/ Lu Chun
Lu Chun

Party B (Stamp):	TEC Technology Limited

Legal Representative (Signature):	/s/ Wong Hua Peng Philip
Wong Hua Peng Philip